                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors



CapStar Hotel Company:



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated January 31, 1997, except as to Note 8 for which the date is July 16, 1997, on our audit of the combined financial statements of Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



Coopers & Lybrand L.L.P.



Philadelphia, Pennsylvania



September 10, 1997